AMENDMENT NUMBER ONE

                                       TO

                             DISTRIBUTION AGREEMENT

THIS AMENDMENT NUMBER ONE to the Distribution Agreement (this "AMENDMENT") is entered into as of the 12th day of November, 2008 ("AMENDMENT EFFECTIVE DATE") by and between the Turner Funds (the "TRUST"), a Massachusetts business trust and SEI Investments Distribution Co. (the "DISTRIBUTOR").

WHEREAS, the Trust and the Distributor entered into a Distribution Agreement dated as of the 1st day of January, 2006, (the "AGREEMENT"); and

WHEREAS, the Trust and the Distributor desire to amend the Agreement as provided herein.

NOW THEREFORE, in consideration of the premises, covenants, representations and warranties contained herein, the parties hereto agree as follows:

1) ARTICLE 1 (SALE OF SHARES; SERVICES). A new Article 1(a) is hereby added to the end of ARTICLE 1 (Sale of Shares; Services) as follows:

     (a) The Distributor warrants and represents that it shall perform its responsibilities under this Agreement in compliance with applicable law and regulation, including but not limited to compliance with, as applicable, the USA PATRIOT Act of 2001 and the Bank Secrecy Act of 1970 requirements, as amended from time to time.

2) ARTICLE 9 (EFFECTIVE DATE). Article 9 (Effective Date) of the Agreement is hereby replaced with the following:

     ARTICLE 9. EFFECTIVE DATE. This Agreement shall be effective upon its execution, and, unless terminated as provided, shall continue in force through April 1, 2009 and thereafter from year to year, provided that such annual continuance is approved by (i) either the vote of a majority of the Trustees of the Trust, or the vote of a majority of the outstanding voting securities of the Trust, and (ii) the vote of a majority of those Trustees of the Trust who are not parties to this Agreement or the Trust's distribution plan or interested persons of any such party ("QUALIFIED TRUSTEES"), cast in person at a meeting called for the purpose of voting on the approval. This Agreement shall automatically terminate in the event of its assignment. As used in this paragraph the terms "vote of a majority of the outstanding voting securities," "assignment" and "interested person" shall have the respective meanings specified in the 1940 Act. In addition, this Agreement may at any time be terminated without penalty by the Distributor, by a vote of a majority of Qualified Trustees or by vote of a majority of the outstanding voting securities of the Trust upon not less than sixty days prior written notice to the other party.

3) SCHEDULE A. A new clause (ANTI-MONEY LAUNDERING ASSISTANCE) is hereby added is hereby added to the end of Schedule A as follows:

     ANTI-MONEY LAUNDERING ASSISTANCE

     The Distributor agrees that its AML Officer shall serve as the Trust's point-of-contact relating to the USA PATRIOT Act Section 314(a) Information Requests, and that it will forward to the Trust's transfer agent all such requests received. The Distributor further agrees that upon the Trust's reasonable request it will make Section 314(a) reports to FinCEN on behalf of the Trust.

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4)   RATIFICATION OF AGREEMENT. Except as expressly amended and provided herein, all of the terms, conditions and provisions of the Agreement are hereby ratified and confirmed to be of full force and effect, and shall continue in full force and effect.

5) COUNTERPARTS. This Amendment shall become binding when any one or more counterparts hereof individually or taken together, shall bear the original or facsimile signature of each of the parties hereto. This Amendment may be executed in any number of counterparts, each of which shall be an original against any party whose signature appears thereon, but all of which together shall constitute but one and the same instrument.

6) GOVERNING LAW. This Amendment shall be construed in accordance with the laws of the State of Delaware and the applicable provisions of the 1940 Act. To the extent that the applicable laws of the State of Delaware, or any provisions herein, conflict with the provisions of the 1940 Act, the latter shall control.

                            [Signature page follows]











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IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their duly authorized representatives as of the day and year first above written.

THE TURNER FUNDS


By:    /s/ BRIAN F. MCNALLY
       -----------------------------
Name:  Brian F. McNally
Title: Vice President, Secretary and Chief Compliance Officer
---------


SEI INVESTMENTS DISTRIBUTION CO.


By:     /s/ JOHN MUNCH
        ----------------------------
Name:  John Munch
Title: Secretary













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